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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY          STATE OF INCORPORATION
------------------          ----------------------
BNC Trustee Services, Inc.        Missouri
Equity Credit Corporation         California